UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2010
CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
(713) 324-2950
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On August 18, 2010, Continental Airlines, Inc. (“Continental”) completed its previously announced private offering of $800,000,000 aggregate principal amount of 6.750% Senior Secured Notes due 2015 (the “Senior Secured Notes”). The Senior Secured Notes were sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act.
          The Senior Secured Notes were issued under an Indenture, dated as of August 18, 2010 (the “Indenture”), among Continental, Continental’s wholly-owned subsidiaries Air Micronesia, Inc. (“AMI”) and Continental Micronesia, Inc. (“CMI”), as guarantors (the “Guarantors”), The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and Wilmington Trust FSB, as collateral trustee (the “Collateral Trustee”).
          The Senior Secured Notes will mature on September 15, 2015. The Senior Secured Notes bear interest at a rate of 6.750% per annum, payable semi-annually on March 15 and September 15 of each year, beginning March 15, 2011. The indebtedness evidenced by the Senior Secured Notes may be accelerated upon the occurrence of events of default under the Indenture which are customary for financings of this nature. The Senior Secured Notes will be senior secured obligations of Continental, unconditionally guaranteed on a senior secured basis by the Guarantors. The Senior Secured Notes are secured by Continental’s route authority to operate between (i) Newark and Tokyo, Japan, (ii) Houston and Tokyo, Japan, (iii) Newark and Hong Kong, China, (iv) Newark and Beijing, China, (v) Newark and Shanghai, China, (vi) Newark and London, England and (vii) Houston and London, England, certain of Continental’s airport takeoff and landing slots and rights to use and occupy space at airports utilized in connection with the foregoing routes, the capital stock of AMI and CMI and substantially all of the assets of AMI and CMI.
          Continental, at its option, may redeem some or all of the Senior Secured Notes at any time on or after September 15, 2012 at specified redemption prices, plus accrued and unpaid interest, if any. In addition, at any time prior to September 15, 2012, Continental, at its option, may redeem: (1) some or all of the Senior Secured Notes at a redemption price equal to 100% of their principal amount plus a “make-whole” premium and accrued and unpaid interest, if any, and (2) up to 35% of the aggregate principal amount of the Senior Secured Notes with the proceeds of certain equity offerings at a redemption price of 106.750% of their principal amount, plus accrued and unpaid interest, if any. In addition, at any time prior to September 15, 2014, Continental, at its option, may redeem, during any 12-month period, up to 10% of the original aggregate principal amount of the Senior Secured Notes at a redemption price of 103% of their principal amount, plus accrued and unpaid interest, if any.
          A copy of the Indenture is filed herewith as Exhibit 4.1 and incorporated by reference herein. The form of the Senior Secured Notes issued pursuant to the Indenture is filed herewith as Exhibit 4.2, and the terms and conditions thereof are incorporated by reference herein. The foregoing descriptions of the Indenture and the Senior Secured Notes are qualified in their entirety by reference to such exhibits.

Item 1.02. Termination of a Material Definitive Agreement.
          On August 16, 2010, Continental and CMI repaid the outstanding loans under the Amended and Restated Credit and Guaranty Agreement dated as of August 3, 2006, among Continental, CMI and AMI, each of the lenders signatory thereto and Wilmington Trust FSB, as the Administrative Agent (the “Credit Agreement”), in the aggregate principal amount of $350,000,000. As a result, the Credit Agreement and related security agreements were terminated. The collateral released as a result of such termination was subsequently encumbered as security for the Senior Secured Notes under the Indenture (see Item 1.01).
Item 2.03. Creation of Direct Financial Obligation.
See Item 1.01.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
4.1	Indenture, dated as of August 18, 2010, among Continental Airlines, Inc., Air Micronesia, Inc., Continental Micronesia, Inc., The Bank of New York Mellon Trust Company, N.A., as trustee, and Wilmington Trust FSB, as collateral trustee.

4.2	Form of 6.750% Senior Secured Note due 2015 (included in Exhibit 4.1, as Exhibit A thereto).

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

August 19, 2010	By	/s/ Gerald Laderman

Gerald Laderman
Senior Vice President – Finance and Treasurer

EXHIBIT INDEX
4.1	Indenture, dated as of August 18, 2010, among Continental Airlines, Inc., Air Micronesia, Inc., Continental Micronesia, Inc., The Bank of New York Mellon Trust Company, N.A., as trustee, and Wilmington Trust FSB, as collateral trustee.

4.2	Form of 6.750% Senior Secured Note due 2015 (included in Exhibit 4.1, as Exhibit A thereto).